UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12 (b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                        ASD SYSTEMS, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

             Texas                          75-2737041
  --------------------------     -------------------------------
  (State of incorporation or     (I.R.S. Employer Identification
         organization)                       Number)

 3737 Grader Street, Suite 110
        Garland, Texas                        75041
-------------------------------             ---------
(Address of principal executive             (Zip Code)
           offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class        Name of each exchange on which
      to be so registered        each class is to be registered

             None                              N/A
      -------------------        -------------------------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-85983 (if applicable)
               ---------


Securities to be registered pursuant to Section 12(g) of the Act:

            COMMON STOCK, PAR VALUE $.0001 PER SHARE
            ----------------------------------------
                        (Title of class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM   1.     Description of Registrant's Securities to be Registered.

     A description of the Registrant's common stock, par value $.0001 per share, to be registered hereby is contained in the section entitled "Description of Capital Stock" in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 26, 1999 (Registration No. 333-85983), as amended, pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement"), and such information is incorporated herein by reference.

ITEM 2.   Exhibits.

 Exhibit No.       Exhibit
 -----------       -------
    1.             Amended and Restated Articles of Incorporation
                   of the Registrant (Incorporated by reference to Exhibit 3.1 to the S-1 Registration
                   Statement).

    2.             Amended and Restated Bylaws of the Registrant
                   (Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

    3.             Form of Common Stock Certificate of the
                   Company (Incorporated by reference to Exhibit
                   4.1 to the S-1 Registration Statement).

    4. Amended and Restated Shareholders' Agreement, dated as of August 23, 1999, between the Registrant and certain holders of equity securities of the Registrant (Incorporated by reference to Exhibit 10.12 to the S-1 Registration Statement).




                    [Signature Page Follows]

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ASD SYSTEMS, INC.

                              By:   /s/ Norman Charney
                                 -------------------------------------
                                 Norman Charney
                                 President and Chief Executive Officer

Date:  November 4, 1999